UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2005

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Employment Agreement

Item 1.01. Entry into a Material Definitive Agreement.

     On June 21, 2005, First Industrial Realty Trust, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Michael W. Brennan, the Company’s President and Chief Executive Officer. The Agreement supersedes Mr. Brennan’s prior employment agreement with the Company entered into in 1997 when Mr. Brennan served as the Company’s Chief Operating Officer.

     The Agreement is for an initial five-year term and subsequent five-year terms, unless otherwise terminated, and provides for an annual base salary of $515,000, which may be increased or decreased at the discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”), an annual cash and/or equity bonus at the discretion of the Board of Directors of the Company (the “Board”) and as may be determined by the Committee and/or the Board, and certain other benefits. Generally, under the Agreement, Mr. Brennan is entitled to severance payments in an amount equal to (i) two and one half times the greater of his annual base salary or $500,000, plus two and one half times the greater of his average cash bonus over the prior two years or $500,000, plus a prorated bonus based on his prior year’s cash bonus, in the case of certain changes in control of the Company, certain events constituting “constructive discharge” or a termination without cause; or (ii) two times the greater of his annual base salary or $500,000, plus two times the greater of his average cash bonus over the prior two years or $500,000, plus a prorated bonus based on his prior year’s cash bonus, in the case of the failure by the Company to renew the Agreement. Termination events triggering severance payments will also entitle Mr. Brennan to the continuation of his health benefits for a period of up to two years. In the case of such events, Mr. Brennan has agreed to a one-year covenant not to compete and a two-year covenant (one year in the case of a change in control) not to solicit Company employees after termination. The Agreement also provides that, upon a termination related to disability, Mr. Brennan is entitled to receive his current annual base salary for five years after termination and to the continuation of his health benefits or comparable health coverage for a period of up to five years; and, upon death, Mr. Brennan is entitled to 75% of the maximum cash bonus for which he would have been eligible, prorated through the date of his death.

     Attached and incorporated by reference as Exhibit 10.1 is a copy of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1.	Employment Agreement dated June 21, 2005 between First Industrial Realty Trust, Inc. and Michael W. Brennan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

	By:	/s/ Scott A. Musil

Name: Scott A. Musil
Title: Sr. Vice President, Controller, Treasurer and Asst. Secretary
Date: June 24, 2005